SCHEDULE 14C
INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement
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☐ Definitive Information Statement

WESTERN GAMING CORPORATION

(Name of Registrant as Specified In Its Charter)

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WESTERN GAMING CORPORATION
1515 Tropicana Ave, Suite 140
Las Vegas NV 89119

Information Statement pursuant to Sections 14(C) of the Securities and Exchange Act of 1934

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about August 11, 2005, to the holders of record at the close of business on July 31, 2005, of the shares of common stock, $.001 par value per share of Western Gaming Corporation, in connection with its acquisition of INROB LTD., an Israeli corporation, and the appointment of certain persons to its Board of Directors other than at a meeting of the shareholders.

This information statement is also being mailed to Western Gaming Corporation’s shareholders in connection with a proposed action by written consent to authorize and approve an amendment of its Certificate of Incorporation which:

•	changes its name to “INROB TEC, LTD.”;
•	reverse splits the outstanding shares of its common stock One-for-Ten and 98/100 (10.98);

The amendment of our Certificate of Incorporation is being made to effectuate the merger with INROB LTD. Inrob Ltd. is an Israeli Company in the business of providing maintenance support of industrial electronic, electro-mechanical, optical and other scientific equipment, mainly to customers in the defense industry and the development, integration and production of advanced wireless control solutions for unmanned ground vehicle (“UGV”) robots formerly operating under the name, Eligal Laboratories Ltd..

We have obtained all necessary corporate approvals in connection with the foregoing actions and your consent is not required and is not being solicited in connection with the approval of the foregoing actions. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. On July 21, 2005, stockholders that owned 32,648,075 shares of our common stock (pre reverse split) which constituted approximately 92% of the outstanding shares entitled to vote executed written consents to approve the foregoing actions. The corporate action will be effective 20 days after the mailing of this information statement.

We are distributing this information statement pursuant to the requirements of Sections 14(c) and 14(f) of the Securities Exchange Act of 1934.

The entire cost of furnishing this information statement will be borne by Western Gaming Corporation. We have requested brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Expenses in connection with the distribution of this information statement will be paid by us and are anticipated to be less than $10,000.

SUMMARY OF ACQUISITION

INROB LTD. (An Israeli company in the business of providing maintenance and support of industrial electronic, electro-mechanical, optical and other scientific equipment, mainly to customers in the defense industry and the development, integration and production of wireless control solutions for unmanned ground vehicle (“UGV”) robots formerly operating under the name, Eligal Laboratories Ltd..)

The following summary highlights the material terms of the merger with INROB LTD. This summary does not contain all of the information that may be important for you to consider in evaluating the merger. You should read this entire information statement and the other documents attached to this information statement in their entirety to fully understand the merger and its consequences to you.

INROB LTD.
INROB LTD was established in 1988 as an engineering firm providing a cost-efficient solution for organizations to outsource maintenance of critical and sophisticated equipment. We now provide maintenance support of industrial electronic, electro-mechanical, optical and other scientific equipment, mainly to customers in the defense industry.

INROB LTD and its management team built on this engineering experience and customer base and in 1992 expanded into a second area of operations. Today, on top of our maintenance and support services, we develop, integrate and produce advanced wireless control solutions for unmanned ground vehicle (“UGV”) robots. Our remote control systems are the “brains” for many UGV solutions.

The current nature of Israel’s security situation coupled with our close work with the Israel Defense Forces (IDF) and the Israeli police, has helped us gain extensive experience in a wide range of military and law enforcement UGV applications and control solutions. We have the ability to provide fast and reliable solutions to meet the immediate operational needs of front-line IDF units as they arise. We recently began targeting the civilian applications market, which includes dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry and firefighting and rescue services.

Our UGV solutions include:
•	Remote control systems (the “brains” of any robot)
•	Complete robot systems
•	Customized solutions

We are certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment and are a certified supplier to the Israel Defense Forces and the Israeli Air Force. We have also been issued a certificate from the Israeli Air Force stating that our quality system is approved to perform inspection of products and services supplied to the Israeli Air Force.

Our principal executive offices are located at 2 Haprat Street, Yavne, Israel. Our telephone number is +972 8 9324 333.

PURCHASE PRICE

We acquired INROB LTD. in a merger by issuing 28,186,821 shares of our shares of our common stock to the stockholder of INROB LTD. Accordingly, the stockholder of INROB LTD. will own approximately 89.9% of the issued and outstanding shares of our common stock after taking into account the 1 for 10.98 reverse split. INROB LTD., following the share acquisition in the transaction that occurred immediately prior to the purchase of shares will own an aggregate of 2,057,423 shares or approximately 6% of the issued and outstanding shares of our common stock after taking into account the 1 for 10.98 reverse split;

The following table illustrates the ownership of our common stock before and after the reverse split and issuance of common stock.

Shares issued	Shares issued	Shares issued	Total Shares issued
and outstanding	and outstanding	and outstanding	and outstanding after
prior to July 21, 2005	as of July 21, 2005	subsequent to reverse	completion of transaction

6,008,134	35,217,407	3,207,414	31,744,235

APPROVAL OF SHAREHOLDERS IS NOT NECESSARY

The controlling shareholders of the Company approved the acquisition of INROB LTD. and have enough control and voting power to be able to approve, without a vote of disinterested stockholders all of the corporate actions required for the transactions described in this information statement. The amendment to our certificate of incorporation is necessary under the terms of the agreement between Western Gaming Corporation and INROB LTD.

INFORMATION RELATING TO THE COMPANY’S VOTING STOCK

The shares of Common Stock issued to the shareholders of INROB LTD. in connection with the INROB LTD. merger are the only classes of voting securities currently outstanding. Western Gaming Corporation is authorized to issue 80,000,000 shares of Common Stock and 20,000,000 shares of preferred stock.

CHANGES OF CONTROL OF THE COMPANY

Effective with the closing of our merger with INROB LTD. on July 21, 2005, Frank H. DeRenzo, Robert Muniz and DeAnn Moore, the Directors of Western Gaming Corporation, appointed Lucia Picciotti, as Western Gaming Corporation’s Sole Director and Executive Officer. Thereupon, Frank H. DeRenzo, Robert Muniz and DeAnn Moore, the Directors of Western Gaming Corporation, resigned effective immediately. Thereupon Ms. Picciotti approved the transaction with Inrob Ltd., appointed Ben-Tsur Joseph and Rami Palatchi as Directors of Western Gaming Corporation, and Ben-Tsur Joseph as President. Thereupon Ms. Picciotti resigned.

Based on Western Gaming Corporation’s Bylaws, the number of directors constituting the Board shall never be less than one and shall be determined by the Board. Furthermore, vacancies and newly-created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, or by the sole director. Based on the foregoing, the current Board of Directors has full authority to appoint new directors to the Company’s Board of Directors without shareholder approval.

Prior to the merger with INROB LTD., we had no significant assets and were a “shell” company with no operations. As a result of the acquisition, INROB LTD. holds 22,590,507 shares of common stock, prior to the effectiveness of any reverse set forth herein, representing approximately 64 % of the company’s common stock on a fully diluted basis as of the date of the closing of that transaction. Ben Tsur Joseph, previously sole shareholder of INROB LTD. will received 28,186,821 shares of our common stock, after the effectiveness of the reverse split, which equals approximately eighty nine percent (89%) of the company’s common stock on a fully diluted basis as of the date, immediately after the effectivness of the reverse spit and the issuance of the shares pursuant to the acquisition of INROB LTD.. As of the acquisition of INROB LTD., Messrs. Ben-Tsur Joseph and Rami Palatchi became “control persons” of the company, as that term is defined in the Securities Act of 1933, as amended. Pursuant to Rule 405 of the Securities Act, the term (control including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether though ownership of voting securities, by contract or otherwise. Frank H. DeRenzo, Robert Muniz and DeAnn Moore delivered their letters of resignation as Officers and Directors of Western Gaming Corporation and Lucia Picciotti was appointed sole Director immediately prior to the execution of the acquisition of INROB LTD., and thereupon appointed Ben-Tsur Joseph and Rami Palatchi as Directors of the Company and thereupon resigned.

BOARD OF DIRECTORS

GENERAL
Management of the company, prior to the acquisition of INROB LTD. is set forth below:

Name	Age	Position
Frank H. DeRenzo	68	President and Director
Robert Muniz	51	Director
DeAnn Moore	33	Secretary, Treasurer and Director

Our Directors are elected to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Our Officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors.

Frank H. DeRenzo. Mr DeRenzo was elected as our President and Director on March 20, 1998. From May of 1997 to March 26, 1999, Mr. DeRenzo served as President and Director of Maven Enterprises, Inc. of Las Vegas, NV, a media company within the gaming industry. Since 1989, he has been Vice-President of gaming sales for Trans-Lux Corporation, the leading manufacturer of LED Displays worldwide, and is responsible for sports and race book contracts. From 1987 to 1989, he was President of Intermark Imagineering, Inc. (manufacturer of computerized Keno systems). From 1984 to 1987, Mr. DeRenzo was Vice President of Sports Form, Inc. (satellite broadcast of horse racing). From 1984 to 1987, he was Vice-President of Satellite Simulcast Service, Inc. (transmission and encryption services to racetracks).

Robert Muniz. Mr. Muniz was re-appointed as our Director on April 1, 1999. From March 20, 1998 to July 1, 1998, Mr. Muniz was a Director of the Company. Mr. Muniz has been in the gaming industry for over 20 years. From 1978 to 2002, Mr. Muniz was the Race Book Manager at the Barbary Coast & Casino in Las Vegas, Nevada; the Race Book Manager at the Gold Coast Hotel & Casino; and the Director of Race Book Operations for Coast Resorts, Inc. Mr.Muniz has served as a consultant to Hyatt Regency, Riveria Hotel & Casino, Las Vegas Dissemination Company and the University of Arizona's Race Track Industry Program. Mr. Muniz also assisted in the establishment of the Nevada Pari-Mutuel Association.

DeAnn Moore. Ms. Moore was appointed as one of our Director's on April 16, 2001, and as our Secretary/Treasures on June 27, 2003. Ms. Moore joined the Company on April 6, 1998, as an administrative assistant and was promoted to office manager/bookkeeper. Ms. Moore has been a retail manager for five (5) years working for Country and More, a home décor and gift store and Pier One Imports.

The following individuals have been appointed by to our Board of Directors, effective July 21, 2005:

Name	Age	Position
Ben-Tsur Joseph	45	President and Director
Rami Palatchi	46	Director

Ben-Tsur Joseph, Co-founder, President and sole Director, co-founded the Company in 1988 and was joint CEO until 1999. He has extensive experience and knowledge of the unmanned ground vehicle (UGV) operations and continues to work closely with major defense clients. Mr. Joseph is currently the president and sole director of Inrob. Mr. Joseph military service was in an elite unit of the Israeli Air Force from 1978 to 1984.

Rami Palatchi, joined the Company as Director in July 2005. Mr. Palatchi, is a certified electronic engineer and is currently working in the defense industry in the field of aviation. Mr. Palatzi has been working for the Israeli Air Industry (a quasi-governmental agency) sine 1984. Since 2000 he as been in the Safety Control Department where he is a safety engineer dealing with all areas of safety problems.

We do not have a chief financial officer. However, Mr. Joseph serves as our principal accounting officer and will soon be appointed our chief financial officer.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 20, 2005, information with respect to the securities holdings of all persons which we, pursuant to filings with the Securities and Exchange Commission, have reason to believe may be deemed the beneficial owners of more than 5% of our outstanding common stock. Also set forth in the table is the beneficial ownership of all shares of our outstanding stock, as of such date, of all officers and directors, individually and as a group.

Name and Address of Beneficial Owner	Pre reverse split Shares owned Beneficially	% Owned
Frank DeRenzo 1515 E. Tropicana Ave., #140 Las Vegas, NV 89119	3,438,802	57.2%

Robert Muniz 1515 E. Tropicana Ave., #140 Las Vegas, NV 89119	0	0%

DeAnn Moore 1515 E. Tropicana Ave., #140 Las Vegas, NV 89119	1,600.0003%

Officers and Directors, and 5% shareholders as a group (3 in number)	3,440,402	57.3%

Subsequent to the transaction with INROB LTD, the following table sets forth, as of July 21, 2005, information with respect to the securities holdings of all persons which we, pursuant to filings with the Securities and Exchange Commission, have reason to believe may be deemed the beneficial owners of more than 5% of our outstanding common stock. Also set forth in the table is the beneficial ownership of all shares of our outstanding stock, as of such date, of all officers and directors, individually and as a group.

Name and Address of Beneficial Owner	Pre reverse split Shares Beneficially Owned	% of Shares owned

INROB LTD.	22,590,407	64.1%

Ben-Tsur Joseph	- 0 -	- 0 -(1)
c/o the Company
2 Haprat Street
Yavne, Israel

Rami Palatchi	- 0 -	- 0 -
c/o the Company

Officers and Directors, as a Group	- 0 -	- 0 -
(2 in number)

(1) Ben-Tsur Joseph will receive 28,186,821 shares of post reverse split common stock of the Company upon the effectiveness of the reverse split, this amount will be equal to approximately 89% of the issued and outstanding shares of stock of the Company.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

For the fiscal year ended December 31, 2004, Western Gaming Corporation did not pay any compensation to any officers or directors.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation we paid for our fiscal year ending June 30, 2004, to each of our executive officers. During the fiscal years ending June 30, 2004, 2003, and 2002, no Executive Officer or Director of the Company received cash remuneration in excess of $60,000. There are no standard arrangements for the compensation of directors.
Name	Annual Compensation Year Ended June 30			Long Term Compensation Restricted Stock Awards (#)
	2004	2003	2002
Frank H. DeRenzo—Director/President	$0	$0	$0
Robert Muniz—Director/Secretary/Treasurer	$0	$0	$0
DeAnn Moore—Director	$0	$0	$0

OPTION GRANTS IN FISCAL YEAR 2004

We did not issue any option grants in the fiscal year 2004.

Our Employee Stock Option Plan was previously extended to 2010. Currently no options have been issued under the Employee Stock Option Plan.

Stock Option Plans

We do not have any long-term compensation plans or stock option plans.

Other Employee Benefit Plans

We currently have no fringe benefit plans that have inured to the benefit of the above individuals

APPROVAL OF AMENDMENT OF THE
COMPANY’S CERTIFICATE OF INCORPORATION

At present, we are authorized to issue 80,000,000 shares of common stock and 20,000,000 shares of preferred stock. Our Directors approved an amendment of our Certificate of Incorporation to:

•	change the corporate name to “INROB TEC, LTD.”; and
•	reverse split the outstanding shares of common stock one-for-ten and 98/100 (10.98);

Among the factors we considered in determining the size of the reverse split was a target price range of $2.00 and $2.50 and avoiding the loss of a significant number of stockholders owning at least 100 shares of our common stock. Based on the most recent bid price of $0.30 per share, a one-for-10.89 reverse split would theoretically result in a price per share of $3.29. The sole member of the board of directors determined that a one-for- ten and 98/100 (10.98) reverse split adequately balanced these objectives. The theoretical price ranges should not be interpreted as an estimate of value or a prediction of any market price.

CHANGE OF CORPORATE NAME

Our name change to “INROB TEC, LTD.” will be effective upon the filing with the Secretary of State of Nevada an amendment to our Certificate of Incorporation. We believe the new name better describes the new direction and focus of the company.

REVERSE SPLIT

The reverse split will become effective upon filing with the Secretary of State of Nevada an amendment to our Certificate of Incorporation. The closing bid price of our common stock on July 28, 2005 was $0.30.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT

The principal effects of the Reverse Split will be as follows:

Based upon the 35,217,407 shares of common stock outstanding on the record date, the reverse split would decrease the outstanding shares of Common Stock by 10.98 to 1 or to approximately 3,207,414 shares. Upon the effectives of the reverse split, the Company will thereafter issue to Ben-Tsur Joseph a total of 28,186,821 shares of common stock and will further issue to Frank DeRenzo a total of 350,000 shares of common stock as set forth in the Stock Purchase Agreement with Inrob Ltd.

The Company will obtain a new CUSIP number for the common stock at the time of the reverse split. Following the effectiveness of the reverse split, every 10.98 shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

PURPOSES OF THE REVERSE STOCK SPLIT

The reverse split will decrease the number of shares of common stock outstanding and presumably increase the per share market price for the common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company’s reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks. This is because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

In addition, there are not a sufficient number of authorized but unissued shares of common stock to consummate the merger with INROB LTD. The Directors believe that the reverse split and the merger with INROB LTD. are in Western Gaming Corporation’s best interests and its shareholders because the acquisition will provide shareholders with an operating business with the potential for rapid growth. The reverse split is a post closing condition to the INROB LTD. transaction. If the reverse split is not consummated, the merger with INROB LTD. may be reversed, and in such case, we will remain a shell company with no significant assets and no business. Additionally, the reverse stock split would reduce the number of shares of its common stock outstanding to amounts that the Directors believe are more reasonable in light of its size and market capitalization. We require additional capital for INROB LTD.’s operations and do not believe we will be able to raise the necessary capital unless the price of our common stock is higher than its current price levels. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that we will be able to complete any financing following the reverse split. Currently, the Company has no specific plans for any financing involving equity at this time.

EXCHANGE OF CERTIFICATE AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

On the date of the reverse split, shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock. Shareholders will be furnished the necessary materials and instructions to affect such exchange promptly following the effective date of the reverse split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of common stock outstanding prior to the reverse split is not presented for exchange upon request by the company, any dividends that may be declared after the date of the reverse split with respect to the common stock represented by such certificate will be withheld by the company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-reverse split common stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of post-split common stock, will, upon surrender of their certificates representing shares of pre-split common stock, receive shares rounded up to the nearest whole share. Holders of less than one (1) share will receive one whole share on the effective date of the reverse split, of Western Gaming Corporation

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The combination of 10.98 shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

DISCUSSION OF THE AMENDMENT

Under our Certificate of Incorporation, the Board of Directors has authority to issue shares of common and preferred stock without obtaining shareholder approval. The holders of our common stock and preferred stock do not have preemptive rights. The Board of Directors has broad authority to issue shares of preferred stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of common stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

Because of the broad powers granted to the Board of Directors to issue shares of preferred stock and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue shares of preferred stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

APPROVAL REQUIRED

The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. As discussed above, holders of our common stock representing approximately 92% of the votes of our voting securities have consented to this amendment. They have executed a written consent voting those shares in favor of the proposed amendment. Our directors do not intend to solicit any proxies or consents from any other shareholders in connection with this action.

APPROVAL OF THE INROB LTD. ACQUISITION

Our Directors have approved the acquisition with INROB LTD., a development stage company. There is no requirement that the acquisition with INROB LTD. be approved by our stockholders; however, both the reverse split and the amendment of our Certificate of Incorporation are conditions of the above mentioned transactions.

INFORMATION ABOUT THE MERGER
BACKGROUND

General
On July 15, 2003, Beeper Plus, Inc. changed its name to Western Gaming Corporation. Western Gaming Corporation (the “Company” or “WGC”), a Nevada corporation, was incorporated on March 25, 1986, and has its corporate headquarters at 1515 E. Tropicana Ave, #140, Las Vegas, NV, 89119. WGC was in the business of collecting, organizing and disseminating timely sports information through wireless services to individual and corporate customers throughout the United States, Canada and the Caribbean, as well as news information through a network of resellers.

While the Company maintained its corporate name, Beeper Plus, Inc., we entered into a Purchase and Sale transaction on March 19, 2001, which became effective as of April 1, 2001. At that time, we sold the paging business known as The Sports Page and Score Page to BeepMe, a third party vendor and our creditor. As a consequence of the sale of our paging business, we ceased business operations in the paging business. We are currently seeking new business opportunities through acquisitions or a merger.

Competition
The dissemination of sports and news information is a competitive industry. There are a number of entities that were in direct or indirect competition with us in disseminating sports information. There are a number of enterprises that provide sports information through a number of traditional channels such as newspapers and television, and now through new media such as the Internet and wireless hand-held devices and PDAs, two-way pagers and mobile phones. Several disseminate sports information through a hand-held pager in a similar fashion as we did, while others feed sports information through cable television sports channels, commercial television sports news programs, sports information periodicals, the sports section of newspapers and radio, direct dial “900” score lines and online computer services. No one outlet dominates any of these channels. New technologies and providers have made the dissemination of information at any time and anywhere easy and convenient for any user to access sports information on a timely basis.

Intellectual Property
We had invested significantly in building our Sports Page and Score Page brands. We did not register any of our trademarks, nor did we investigate whether we had infringed third party trademark rights.

INROB LTD. MERGER

We acquired INROB LTD. by issuing 28,186,821 shares of common stock to the stockholder of INROB LTD. The 28,186,821shares of common stock represent approximately 89% of the shares of common stock outstanding as of the effective date of the reverse split.

History and development of the company
Inrob Ltd. was incorporated in the State of Israel in 1988 as Eligal Laboratories Ltd. The company changed its name to Inrob Ltd. in September 2003.

Our principal executive offices are located at 2 Haprat Street, Yavne, Israel. Our telephone number is +972 8 9324 333.

General
Inrob Ltd. was established in 1988 as an engineering firm providing a cost-efficient solution for organizations to outsource maintenance of critical and sophisticated equipment. We now provide maintenance support of industrial electronic, electro-mechanical, optical and other scientific equipment, mainly to customers in the defense industry.

Inrob and its management team built on this engineering experience and customer base and in 1992 expanded into a second area of operations. Today, on top of our maintenance and support services, we develop, integrate and produce advanced wireless control solutions for unmanned ground vehicle (UGV) robots. Our remote control systems are the “brains” for many UGV solutions.

Inrob's current maintenance activity encompasses the repair and calibration of technologically advanced instruments and systems for companies and organizations such as the Israeli defense forces and Ministry of Defense, various defense oriented industries, hospitals and medical centers, universities and academic institutes, laboratories and research centers, energy and infrastructure facilities, communication companies and transport and aviation organizations.

Inrob's maintenance staff is composed of experienced engineers and support technicians. All of Inrob's personnel is regularly updated with current technological evolutions and participates on a regular basis in further training to keep themselves up to date with developments in Inrob’s field of operation. For the supply of its maintenance services Inrob keeps a large and versatile array of high end, top of the line, electronic testing and repair appliances available for such use.

The current nature of Israel’s security situation coupled with our close work with the Israel Defense Forces (IDF) and the Israeli police, has helped us gain extensive experience in a wide range of military and law enforcement UGV applications and control solutions. We have the ability to provide fast and reliable solutions to meet the immediate operational needs of front-line IDF units as they arise. We recently began targeting the civilian applications market, which includes dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry and firefighting and rescue services.

Our UGV solutions include:
•	Remote control systems (the “brains” of any robot)
•	Complete robot systems
•	Customized solutions

We are ISO-9001: 2000 certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment and are a certified supplier to the Israel Defense Forces and the Israeli Air Force. We have also been issued a certificate from the Israeli Air Force stating that our quality system is approved to perform inspection of products and services supplied to the Israeli Air Force.

Products and Services
Inrob provides maintenance services for:
1.	Laboratory equipment including: testing and measurement equipment, temperature chambers and x-ray equipment.
2.	Industrial equipment including: balance machinery, presses, cleaning equipment and production lines.
3.	Scientific and medical equipment including: spectrometry equipment, laser apparatuses and analytical tools.
4.	Closed circuit television systems including: cameras, monitors and traverse sensors.
5.	Optical equipment including: cameras and boroscopes.
6.	Command and control equipment including: transmission and reception systems, control systems and robots.
7.	Audio equipment including: recording equipment, announcing systems, amplification systems and sound systems.
8.	Miscellaneous equipment including: power generators, fail-safe products, projectors and control rooms.

Most of the equipment used for providing such maintenance services is standard equipment purchased in the local market. Some of the equipment is special designated equipment that is purchased from the original manufacturers of the equipment we supply maintenance services for.

Inrob manufactures:

Control and command units which includes manufacture of the following devices: devices for the coordination of the driving mechanism, devices to control and command the “arms” of the robots, analyzing units for information received from the robot, dispersion of electric current, development of software for each custom made unit according to the relevant application;

Electric and electro-mechanic units - includes manufacture of engine drivers, wiring, electric current supply model; and

Operating Unit - ergonomics, device for communication with robot, software for operation and interface of remote control, development and manufacture of command and electronic cards.

Most of the equipment used for such production is standard equipment. Inrob manufactures robots and control and command units that are sold as finished goods ready to use by the customer. Inrob sells a few dozens of finished goods every year

Our Opportunity
Robots are increasingly used in tasks involving any of the “three Ds”— dirty, dangerous or dull. This includes a very wide range of military, law enforcement and civilian operations. New applications are constantly being added for purpose built platforms as well as for remote operated conversion of standard vehicles.

Current application of UGVs include:
• Bomb disposal
• Mine clearing
• Firefighting and rescue
• Nuclear power plant maintenance
• Hazardous waste management

The most important issues in current UGV usage include the ability to provide integrated solutions and dependable control and communication systems. We have particular expertise and experience in these two critical areas for all aforementioned applications of UGVs.

We believe that this large and growing UGV market provides us with significant growth opportunities.

Factors impacting Inrob’s business
Inrob is not aware of any government regulations that might have a material effect on its business, except for implications of being recognized as an acknowledged supplier by the government, nor is its business materially affected by seasonality.

Industry Background
Robots are increasingly used in tasks involving any of the “three Ds”— dirty, dangerous or dull. Many commercial industries have successfully made use of robotic technology in well-structured ground environments such as manufacturing and in semi structured environments such as automated agriculture. There is also extensive use of unmanned vehicles in the relatively uncluttered environments of air and sea operations. However, perhaps the most difficult challenge for robots today is the use of unmanned ground vehicles in the unstructured, complex and changing outdoor environment of land operations.

A variety of companies around the world currently manufacture robots for use in military, law enforcement and civilian applications. The size of these robots varies from as small as a shoebox to as large as a tele-operated tank. Control and traction methods vary considerably. Some are controlled by radio frequency while others use fiber optic or coax cable. Traction varies from tank-like tracks to multi-wheel combinations.

Major Components of Robots

•	Platform - This includes the motors, drive train, power source, and structural components. The platform could be a specially designed robot or a standard military or commercial vehicle.
•
Operator Control Unit - The command and control unit allows the user to control the robot and its functions in an intuitive fashion. The control unit is compact, lightweight, and easy to operate. It is made of durable waterproof materials, has its own battery source, and can operate under difficult and severe environmental conditions. The control unit allows two-way communication with the robot, i.e. it enables the operator to send instructions to the robot, as well as receive information back from the robot such as real-time video pictures, battery status, traveling speed, and temperature.

•
Communications - The communication system provides the clear transmission of data (operator instructions, video images etc.) at the robot’s operating range. Most robots use wireless radio frequency (RF) communication as the primary mode of communication, although some robots use a fiber optic cable.

•
Tools - These enable the robot to carry out its primary mission. Tools may include a manipulator with adequate reach and freedom, camera, disrupter, x-ray detector and various sensors and weapon systems.

Most current UGV manufactures do not produce all the components of the system. In particular, they outsource production of the control and communication systems to more specialist producers. It is also very difficult to quantify the total size of the global UGV market.

We design and produce the operator control unit and the communication devices for the UGV’s. When a customer requests that we produce a complete UGV, we outsource the UGV’s platform, tools and sensors to third party manufacturers. We have manufactured and sold our products, on each occasion on a customized basis.

Our Target Market

Our target market is the full range of military, law enforcement and civilian mission-critical applications for unmanned ground vehicles. We have particular expertise and experience in all such applications of UGVs.

Advances in remote-control technologies are leading to increased use of UGV’s. For example, UGVs are expected to produce significant changes in ground warfare. We have with one relatively insignificant exception made no sales outside of Israel to date, and cannot assure you that sales to the United States or other countries will be made on commercially acceptable terms, if at all.

Over time, robotic technologies will enable UGV’s to be more independent. Autonomous and semi autonomous mobile robots maneuvering between obstacles in real environments and operating independently, is one of the most challenging research and development topics in mobile robotics today. The control algorithms under development include collecting information from various sensors (laser range finders, ultrasonic sensors, infrared sensors), processing this information, including use of artificial intelligence, and generating real-time instructions for the desired robot motion. However, it is expected to be many years before robots are truly autonomous.

Additionally, since many of the UGV producers, which in many instances are our competitors, do not produce the operator control unit or the communication devices for their UGV’s, we also view certain of our competitors as potential customers.

Military Applications:

• Explosive Ordinance Disposal (EOD). Robots reduce or eliminate the bomb technician’s time-on-target. Procedures performed during bomb disposal missions include surveillance and inspection, X-ray imaging, and disruption. These tasks require that sensors or tools be placed in close proximity to the threat. A robot takes risk out of potentially deadly scenarios and lets a bomb technician focus on what to do with the explosive device rather than on the immediate danger to his own life.

• Mine clearing. Current robot sensor payloads include metal detection array, infrared imager, ground penetrating radar, thermal neutron activation detector and devices to mark the ground where mines have been detected.

• Other military applications. There are many other military tasks that are candidates for UGV employment. These include:
• Weapons platform;
• Reconnaissance and intelligence gathering;
• Target acquisition, including a kamikaze role of guiding weapons to target;
• Nuclear, biological and chemical (NBC) warfare surveillance and monitoring;
• Ambushes;
• Decoy and deception;
• Combat engineering, including establishing and breaching obstacles;
• Communications relay;
• Remote sensors deployment and monitoring;
• Deploying mines;
• Forward area re-supply; and
• Adding greater realism in training exercises.

 Law Enforcement Applications:

• Improvised Explosive Devices (IED). This was one of the earliest applications of remotely controlled robots, developed by the British Army in the early 1970’s for use in Northern Ireland. While there are many similarities between military and law enforcement bomb disposal operations, the threats are sufficiently different to treat the two as separate markets. In addition to EOD, law enforcement bomb disposal more likely involves dealing with relatively unstable explosive devices. The very act of approaching a suspected object can be dangerous as points along the path to the device may be booby-trapped. In addition, no matter how careful a bomb technician is in the inspection or handling of an IED, the possibility always exists that the bomber is waiting nearby to remotely operate the device or a secondary device when the bomb technician is within range.

There are approximately 550 bomb squads in the United States. According to an April 2000 report prepared by the Counter Terrorism Technology Support Office (CTTSO), less than 30 percent are equipped with bomb disposal robots. While this percentage may have risen since September 11, 2001 we believe there exists a significant market in the USA for bomb disposal robots.

• Other law enforcement applications. Other likely law enforcement applications for robots include surveillance, SWAT tasks and exchanging messages during hostage negotiations.

Civilian Applications

Generally any industry or job involving the “three Ds” should consider a dedicated robot or remote operated conversion of their standard vehicle. Examples include nuclear plant maintenance, inspection and decommissioning and the demolition industry, which performs many dangerous tasks while pulling down a building. Another important civilian application is firefighting and rescue services.

Customer Needs Common for all Applications

A major customer need common for all applications is for integrated UGV systems with the ability to complete a total mission, versus an individual task. A robot may be able to perform a number of tasks very well, but if it fails or the user believes it will fail in the performance of one task required to complete a particular mission, its utility is greatly diminished. To meet this need UGV companies will have to provide integrated solutions that can be easily tailored to the users’ mission requirements.

Our Strategy

Our goal is to be a world leader in the development and production of advanced wireless control systems and integrated solutions for UGV robots. We aim to provide integrated solutions to meet the needs of a wide range of mission-critical military, law enforcement and civilian applications.

Key elements of our strategy to accomplish this goal are to:
• Invest resources in order to focus on providing UGV solutions;
• Seek strategic alliances with leading current international producers of UGV platforms;
• Build on our own experience and our close ties with Israeli security services and defense contractors focusing on meeting the customers’ need for an integrated solution; and
• Expand into new international markets, using the most appropriate marketing and distribution channels for these markets.

It is common for robots of a particular configuration to be needed in only small quantities.  Therefore our business model includes several, possibly complementary, approaches:

• Sell complete robot systems to the end-user. Sales of complete systems have the highest potential profitability, however competition here is greatest.
• Sell our remote control systems to a current major UGV producer for incorporation in their robots. Although profitability per unit is relatively lower, overall profitability may be higher due to the greater volumes involved and the savings on direct marketing.
• Sell customized solutions to meet specific customer needs. Profitability is potentially high, however volumes are relatively low.

Intellectual Property
We rely on the skills, know-how and experience of our personnel, as well as that of our other contractors, for our competitive advantage. We do not have any registered patents or trademarks. Additionally, we do not have any confidentiality agreements with our employees or suppliers to protect our intellectual property.

Competition
We believe that our competitors include, but are not limited to:
• Cybernetix, France
• ESI, Canada
• Foster-Miller, USA
• Kentree, Ireland
• OAO Robotics (acquired by Lockheed Martin, Dec. 2001), USA
• Remotec (subsidiary of Northrop Grumman), USA
• RAFAEL Ltd., the Israel Aircraft Industries Ltd., the Israel Military Industries Ltd., Elbit Ltd., and Elop Ltd. (all Israeli companies).

We believe that our competitive edge is the quality, product features and level of integration of our solutions. Because of Israel’s security situation and our close work with the Israel Defense Forces (IDF) and the Israeli police, we have extensive experience in a wide range of military and law enforcement applications. We have the ability to provide fast and reliable solutions to meet the immediate operational needs of front-line IDF units as they arise.

In addition, many of our major competitors do not produce themselves the remote control component (the “brain”) of the UGVs they market. They outsource this production to other more specialized producers. In contrast, we develop and produce this crucial component ourselves. Although some of the above are, to some extent, our competitors, they are also potential customers.

According to research in the US, the most important issues in current UGV usage include the ability to provide integrated solutions and dependable control and communication systems1. We have particular expertise and experience in these two critical areas. Overall, we believe that this experience gives our technology and applications a crucial competitive advantage over those of our competitors which do not have this experience.

EMPLOYMENT AGREEMENTS

We do not have any written employment agreements with any of our employees.

We entered into an agreement with our President, Mr. Joseph, on October 1, 2003, pursuant to which Mr. Joseph will cause a company or companies under his control (“Joseph's Companies”) to be chosen by Mr. Joseph from time to time, to provide Inrob with management services (presiding as Inrob's president) and general ongoing consulting services. The services shall be of nature and scope as shall be required by Inrob from time to time (“Services”). According to the agreement, Mr. Joseph shall be the sole representative of Joseph's Companies' authorized to provide the Services; and that Joseph's Companies' shall not appoint any other representative to provide the Services.

Mr. Joseph's extensive managerial experience includes:

Period	Company's Name	Company's Business	Managerial Position
1988 - 1984	Gabi Shoef Engineers (1985) Limited	Engineering solutions	C.E.O.
1984 - to date	Inrob Ltd. (F.K.A. Eligal Laboratories Ltd.)	Engineering and maintenance support firm	Founder, Ex-C.E.O. and President
1984 - to date	Elina Industries, Ltd.	Import of industrial electronic, electro-mechanical, optical and other scientific equipment, mainly to customers in the defense industry	Founder and C.E.O.
1996	Elina Test (1995) ltd.	Import of electronic card manufacturing equipment and software solutions for such machines	Founder and C.E.O.
2000 - 2001	Elad Hotels Ltd.	Hotel properties and real-estate Company	Chairman and C.E.O.
2001 - 2003	D.I.G. Industries - Electrical and Lighting Products Ltd.	Public Company - Operator of gas stations and convenience stores in the U.S.	C.E.O.

1 “Unmanned Ground Vehicles (UGV) Lessons Learnt” Report Number 1869, Space & Naval Warfare Systems Command, San Diego, November 2001

In consideration for providing the Services, Inrob shall pay the relevant company which provided the Services at such time a fixed monthly sum of $15,000 (fifteen thousand US Dollars) + VAT during the period commencing on October 1, 2003 and terminating on September 30, 2004 and the fixed sum of $20,000 (twenty thousand U.S. Dollars) + VAT at the rate provided by Israeli Law for every month thereafter. In addition, Inrob shall provide Joseph's Companies' representative, chosen by Joseph's Companies to grant the Services to Inrob, with two vehicles and two cellular phones, all related expenses of which will be incurred by Inrob, including all taxes payable thereon. We have not entered into a non-compete or confidentiality agreement with Mr. Joseph.

FORWARD-LOOKING STATEMENTS; MARKET DATA

The discussion in this information statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those described in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our unproven business model and a limited operating history in a new and rapidly evolving industry; our ability to implement our business plan; and our ability to manage our growth, retain and grow our customer base and expand our service offerings.

We make forward-looking statements in the “Management’s Discussion and Analysis of Financial Condition and, Results of Operations” above. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. We generally intend the, words “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “estimate” and similar expressions to identify forward-looking statements.

This information statement contains certain estimates and plans related to us and the industry in which we operate, which assumes certain events, trends and activities will occur and the projected information based on those assumptions. We do not know that all of our assumptions are accurate. In particular, we do not know what level of growth will exist in our industry, if any, and particularly in the foreign markets in which we operate, have devoted resources and in which we shall seek to expand. If our assumptions are wrong about any events, trends and activities, then our estimates for future growth for our business may also be wrong. There can be assurances that any of our estimates as to our business growth will be achieved.

HISTORICAL FINANCIAL INFORMATION

The Historical Financial Statements required by item 310(c) of Regulation S-B pertaining to INROB LTD. for the last two fiscal years are part of our consolidated financial statements and are included in this information statement.

PRO FORMA INFORMATION

The Pro Forma Financial Information required by Item 310(d) of Regulation S-B showing the effect on the Western Gaming Corporation and INROB LTD. of the merger with INROB LTD. are part of this information statement, and are annexed hereto.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Information Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this information statement concerning the contents of any document referred to herein are not necessarily complete.

Ben-Tsur Joseph
Rami Palatchi
Directors

July 22, 2005

ATTACHMENTS:

SIGNATURE

Dated: July 28, 2005
Western Gaming Corporation

	By:	Ben Tsur Joseph
Ben Tsur Joseph, Director